Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of November 19, 2024	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

A SPAC III ACQUISITION CORP.

UNAUDITED PRO FORMA BALANCE SHEET

November 12, 2024

	November 12, 2024	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$1,988,050	$(4,312)	(g)	$1,888,753
		(80,000)	(h)
		(14,985)	(i)
Prepaid expenses	25,600	77,370	(h)	117,464
		14,985	(i)
		(491)	(j)
Total Current Assets	2,013,650	(7,433)		2,006,217

Cash held in Trust Account	55,000,000	5,000,000	(a)	60,000,000
		50,000	(b)
		(50,000)	(d)
Cash held in Trust Account to be used for the Sponsor’s purchase of over-allotment units	82,500	(50,000)	(c)	32,500
Total Assets	$57,096,150	$4,942,567		$62,038,717

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$5,408	$(4,312)	(g)	$-
		(1,096)	(h)
Over-allotment liability	78,047	(78,047)	(f)	-
Due to related party	82,500	(50,000)	(c)	32,500
Promissory note - related party	276,221	-		276,221
Total Current Liabilities	442,176	(133,455)		308,721
Total Liabilities	442,176	(133,455)		308,721

Commitments and Contingencies (Note 6)

Class A ordinary shares, no par value, 100,000,000 shares authorized, 5,500,000 shares and 6,000,000 shares subject to possible redemption, as actual and adjusted, respectively	52,221,888	4,776,300	(e)	56,998,188

Shareholders’ Equity:
Preference shares, no par value, 1,000,000 shares authorized, none issued and outstanding	-	-		-
Class A ordinary shares, no par value, 100,000,000 shares authorized, 527,500 shares and 555,000 shares issued and outstanding, as actual and adjusted, respectively, (excluding 5,500,000 shares and 6,000,000 shares subject to possible redemption, as actual and adjusted, respectively)	-	-		-
Class B ordinary shares, no par value, 10,000,000 shares authorized, 1,581,250 shares and 1,500,000 shares issued and outstanding, as actual and adjusted, respectively,	-	-		-
Additional paid-in capital	4,649,848	5,000,000	(a)	4,951,595
		50,000	(b)
		(106,250)	(d)
		56,250	(d)
		(4,776,300)	(e)
		78,047	(f)
Accumulated deficit	(217,762)	(1,534)	(h)	(219,787)
		(491)	(j)
Total Shareholders’ Equity	4,432,086	299,722		4,731,808
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$57,096,150	$4,942,567		$62,038,717

The accompany notes are an integral part of the unaudited pro forma financial statement.

F-2

A SPAC III ACQUISITION CORP.
NOTES TO UNAUDITED PRO FROMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units, and Issuance of Additional Representative Shares

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of A SPAC III Acquisition Corp. (the “Company”) as of November 12, 2024, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 19, 2024 as described below.

On November 12, 2024, the Company consummated the IPO of 5,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share, no par value per share and one right to receive of one-tenth of one Class A ordinary share upon the completion of the initial Business Combination. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $55,000,000.

Simultaneously with the closing of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 280,000 units (the “Private Placement Units”) to the Sponsor at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,800,000.

The Company also issued to the underwriters 247,500 Class A Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO.

The Company granted the underwriters a 45-day option to purchase up to an additional 825,000 Units at the IPO price to cover over-allotments, if any. On November 15, 2024, the underwriters notified the Company of its partial exercise of the over-allotment option to purchase additional 500,000 Units of the Company. On November 19, 2024, 500,000 Units were sold to the underwriters at an offering price of $10.00 per Option Unit (the “Option Units” and together with the Units, collectively, the “Public Units”), generating gross proceeds of $5,000,000. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of additional 5,000 units (the “Additional Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Additional Private Placement Unit, generating gross proceeds of $50,000. In connection with the issuance and sales of the Option Units, the Company issued an additional 22,500 Representative Shares to the underwriters.

A total of $60,000,000 ($10.00 per Unit) of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the Private Placements on November 12, 2024 and November 19, 2024, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

On November 19, 2024, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company canceled an aggregate of 81,250 Class B ordinary shares issued to the Sponsor prior to the IPO.

Pro forma adjustments to reflect the sale of the Option Units, the sale of the Additional Private Placement Units and the issuance of the additional 22,500 Representative Shares described above are as follows:

Pro Forma Entries	Debit	Credit
(a) Cash held in Trust Account	$5,000,000
Class A ordinary share subject to possible redemption		$-
Additional paid-in capital		$5,000,000
To record the sale of 500,000 Option Units at $10.00 per Unit

(b) Cash held in Trust Account	$50,000
Class A ordinary shares		$-
Additional paid-in capital		$50,000
To record the sale of 5,000 Private Placement Units at $10.00 per Unit

(c) Due to related party	$50,000
Cash held in Trust Account to be used for the Sponsor’s purchase of over-allotment units		$50,000
To record the Sponsor’s purchase of 5,000 Private Placement Units at $10.00 per Unit

(d) Additional paid-in capital	$106,250
Cash held in Trust Account		$50,000
Class A ordinary shares		$-
Additional paid-in capital - Issuance of representative shares at fair value		$56,250
To record the issuance of the 22,500 additional representative shares and payment of underwriters’ fee arising from the sale of Option Units

(e) Additional paid-in capital	$4,776,300
Class A ordinary share subject to possible redemption		$4,776,300
To transfer Class A ordinary shares subject to possible redemption to temporary equity

(f) Over-allotment liability	$78,047
Additional paid-in capital		$78,047
To reverse over-allotment option liability

(g) Accrued expenses	$4,312
Cash		$4,312
To record payment of accrued costs

(h) Accrued expenses	$1,096
Insurance expense	$1,534
Prepaid expenses	$77,370
Cash		$80,000
To record payment of accrued expenses, insurance expense and prepayment of insurance policy

(i) Prepaid expenses	$14,985
Cash		$14,985
To record prepayment of legal costs

(j) Trust fee	$491
Prepaid expenses		$491
To record amortization of prepaid trust fee

F-3